EXHIBIT 24.1
BABCOCK & WILCOX ENTERPRISES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

Each of the undersigned directors and officers of Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints each of Leslie C. Kass and J. André Hall, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-8 relating to the registration of shares of common stock, par value $0.01 per share, of the Registrant by the Registrant under the Securities Act of 1933 issuable in connection with the Registrant’s Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of May 16, 2018), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 6th day of June 2018.

Signature	Title
/s/ Leslie C. Kass
Leslie C. Kass	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Joel K. Mostrom
Joel K. Mostrom	Interim Chief Financial Officer (Principal Financial Officer)
/s/ Daniel W. Hoehn
Daniel W. Hoehn	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ Matthew E. Avril
Matthew E. Avril	Director
/s/ Henry E. Bartoli
Henry E. Bartoli	Director
/s/ Thomas A. Christopher
Thomas A. Christopher	Director
/s/ Cynthia S. Dubin
Cynthia S. Dubin	Director
/s/ Bryan R. Kahn
Bryan R. Kahn	Director
/s/ Anne R. Pramaggiore
Anne R. Pramaggiore	Director